As filed with the Securities and Exchange Commission on May 15, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-1677330 (I.R.S. Employer Identification No.)

1980 Post Oak Boulevard Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Stewart Information Services Corporation

Amended and Restated 2005 Long-Term Incentive Plan

(Full title of the plan)

J. Allen Berryman
1980 Post Oak Boulevard
Houston, Texas 77056
(Name and address of agent for service)

(713) 625-8100
(Telephone number, including area code, of agent for service)

With Copy to:

Locke Lord Bissell & Liddell LLP
600 Travis, Suite 3400
Houston, Texas 77002
(713) 226-1200
Attention: J. Eric Johnson

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities	Amount to	maximum offering	aggregate offering	Amount of
to be registered	be registered	price per share(2)	price(2)	registration fee
Common Stock $1.00 par value	350,000 shares(1)	$17.38	$6,083,000	$339.43

(1)	The shares of Common Stock being registered consist of an additional 350,000 shares that may be issued under the Amended and Restated 2005 Long-Term Incentive Plan. There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the Amended and Restated 2005 Long-Term Incentive Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on May 14, 2009.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-5.1
EX-23.2

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE
     Pursuant to General Instruction E to Form S-8, Stewart Information Services Corporation (the “Company”) hereby incorporates by reference into this Registration Statement the contents of the Form S-8 Registration Statement filed by the Company on May 16, 2005 (File No. 333-124954), except to the extent otherwise updated or modified by this Registration Statement. The additional 350,000 shares of Common Stock that are the subject of this Registration Statement relate to the amendment to the Company’s 2005 Long-Term Incentive Plan to increase the number of authorized shares available for issuance under the plan. The amendment was approved by the Company’s stockholders at the Company’s annual meeting held on May 1, 2009.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      The following documents are hereby incorporated by reference in this Registration Statement:

      1. The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008;

      2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

      3. The Registrant’s Current Reports on Form 8-K filed with the SEC on March 2, 2009 and May 5, 2009; and

      4. The description of the Registrant’s common stock, $1.00 par value (the “Common Stock”), contained in a registration statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

4.1	-	Stewart Information Services Corporation Amended and Restated 2005 Long-Term Incentive Plan (incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 5, 2009).

5.1*	-	Opinion of Locke Lord Bissell and Liddell LLP

23.1*	-	Consent of Locke Lord Bissell and Liddell LLP (included in Exhibit 5.1).

23.2*	-	Consent of Independent Registered Public Accounting Firm

24.1*	-	Powers of Attorney from certain members of the Board of Directors of the Company (contained on signature page).

*	Filed herewith.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 15, 2009.

STEWART INFORMATION SERVICES CORPORATION

By:	/s/ J. Allen Berryman
	Name:	J. Allen Berryman
	Title:	Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Principal Financial Officer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints J. Denise Carraux and E. Ashley Smith, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Malcolm S. Morris	Co-Chief Executive Officer	May 15, 2009

Malcolm S. Morris	and Chairman of the Board of Directors

/s/ Stewart Morris, Jr.	Co-Chief Executive Officer, President	May 15, 2009

Stewart Morris, Jr.	and Director

/s/ J. Allen Berryman	Executive Vice President, Chief Financial Officer	May 15, 2009

J. Allen Berryman	Secretary, Treasurer and Principal Financial Officer

/s/ Brian K. Glaze	Senior Vice President and	May 15, 2009

Brian K. Glaze	Principal Accounting Officer

/s/ Catherine A. Allen	Director	May 15, 2009

Catherine A. Allen

/s/ Robert L. Clarke	Director	May 15, 2009

Robert L. Clarke

	Director	May 15, 2009

Dr. E. Douglas Hodo

	Director	May 15, 2009

Laurie C. Moore

	Director	May 15, 2009

Dr. W. Arthur Porter

/s/ Thomas G. Apel	Director	May 15, 2009

Thomas G. Apel

/s/ Paul W. Hobby	Director	May 15, 2009

Paul W. Hobby

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits

4.1	Stewart Information Services Corporation Amended and Restated 2005 Long-Term Incentive Plan (incorporated by reference herein to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 5, 2009).

5.1*	Opinion of Locke Lord Bissell and Liddell LLP

23.1*	Consent of Locke Lord Bissell and Liddell LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm

24.1*	Powers of Attorney from certain members of the Board of Directors of the Company (contained on signature page).

*	Filed herewith.